UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2010

JBI, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	000-52444	20-4924000
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

500 Technology Square, Suite 150, Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

(905) 354-7222
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
––––––––––––––––
Copies to:
Gregg E. Jaclin, Esq.
Anslow + Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
(732) 409-1212
––––––––––––––––

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01 Entry into a Material Definitive Agreement

On May 20, 2010, JBI, Inc., (the “Company”) consummated a confidential private placement (the “Private Offering”) with certain accredited investors for the issuance and sale of 488,779 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) at per share price of $4.00 for aggregate offering proceeds of $1,955,116.

The Private Offering was conducted on a best efforts basis with a minimum investment of $10,000 by the Company’s officers and directors. The gross proceeds received by the Company was $1,955,116.

 Item 3.02 Unregistered Sales of Equity Securities

The information pertaining to the sale of the Common Stock in Item 1.01 is incorporated herein by reference in its entirety.

The Private Offering and issuance of Common Stock was an unregistered sale of securities conducted pursuant to Rule 506 of Regulation D or Regulation S promulgated thereunder. Such securities were not registered under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

JBI, INC.

Date: May 21, 2010	By:	/s/ John Bordynuik
John Bordynuik
Chief Executive Officer